Exhibit 99.1

November 1, 2012

Magellan Petroleum Announces Contract for 3-D and 2-D Seismic Survey over Australian Offshore Block

DENVER, November 1, 2012, 2012 /PRNewswire/ -- Magellan Petroleum Corporation (NASDAQ: MPET) today announced that it has executed a contract with Seabird Exploration FZ-LLC for the seismic recording vessel Voyager Explorer to undertake a 75 square mile 3-D and an 84 square mile 2-D seismic survey within Magellan's NT/P82 Exploration Permit (“NT/P82”), offshore Australia. The seismic survey is expected to commence during the second week of December 2012 and to take approximately two weeks to complete. Magellan plans to process and analyze the seismic data over the following three months to assess the presence and recoverability of hydrocarbons in NT/P82.

NT/P82 is an exploration license located in the Bonaparte Basin, 160 miles northwest of Darwin, Northern Territory, Australia, in which Magellan owns a 100% interest. The water depths over the license are relatively shallow, ranging from 55 to 400 feet. Under the terms of the license and pending the results of the seismic survey, Magellan is required to drill a well by May 2015. The Company expects to incur a total of approximately $4.5 million on shooting, processing, and analyzing the seismic survey data.

“This is an important milestone in Magellan's strategy to prove up the value of its assets. Acquiring 3-D seismic for this block will give us a much better understanding of the nature and size of the potential hydrocarbon resources and will allow us to seek value from this asset. Magellan expects to provide further information related to the results of this seismic survey and its plans for the future development of this license by the end of April 2013,” commented Tom Wilson, President and CEO of Magellan.

CAUTIONARY INFORMATION ABOUT FORWARD LOOKING STATEMENTS
Statements in this release that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Statements as to our strategy, plans or future financial or operating performance, and other statements that express management's expectations or estimates of future performance constitute "forward-looking statements”. The words “believe”, "expect", "will", “anticipate”, “contemplate”, “target”, “plan”, “continue”, “budget”, “may”, “intend”, “estimate”, and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic, and competitive uncertainties and contingencies. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual financial results, performance, or achievements of Magellan to be materially different from the Company's estimated future results, performance, or achievements expressed or implied by those forward-looking statements, and the forward-looking statements are not guarantees of future performance. Among these risks and uncertainties are: (i) operational risks in exploration, development, and production; (ii) delays or changes in plans with respect to exploration or development projects or capital expenditures; (iii) risks associated with equipment procurement and equipment failure; (iv) whether seismic data will confirm the resource potential of the NT/P82 license; (v) fluctuations in oil and gas prices; (vi) access to capital markets and other uncertainties related to funding; and (vii) those set forth in the Risk Factors sections of Magellan's most recent 10-K and subsequent 10-Qs filed with the SEC.

The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by applicable law.

ABOUT MAGELLAN
Magellan is an independent energy company engaged in the exploration, development, production, and sale of crude oil and natural gas from currently held assets in the United States, Australia, and the United Kingdom. Traded on NASDAQ since 1972, the Company conducts its operations through two wholly owned subsidiaries, Nautilus Poplar LLC, which owns interests at Poplar, a highly attractive oil field in the Williston Basin, and Magellan Petroleum Australia Limited, a successful independent oil and gas company in Australia and the UK in existence since 1964. The Company's mission is to enhance shareholder value by maximizing the full potential of existing assets. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Matthew Ciardiello, Manager, Investor Relations at 720.484.2404